Exhibit 99.1

Sirius XM Radio Inc. Intends To Offer $1 Billion Of

Senior Notes due 2029

NEW YORK—June 5, 2019—SiriusXM announced today that its subsidiary, Sirius XM Radio Inc., intends to offer, subject to market conditions, $1 billion of Senior Notes due 2029 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and non-U.S. persons outside the United States in compliance with Regulation S of the Securities Act.

The company intends to use the net proceeds from this offering initially to repay a portion of the borrowings outstanding under its $1,750 million Senior Secured Revolving Credit Facility due 2023. Balances outstanding under the Credit Facility fluctuate as our needs dictate and borrowings thereunder are used for general corporate purposes, which may include the funding of share repurchases by SiriusXM and the repurchase, redemption, defeasance, tender or repayment of the company’s other outstanding indebtedness, in each case, from time to time and as market conditions permit.

The securities have not been and will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

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About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the world’s largest audio entertainment company, and the premier programmer and platform for subscription- and advertising-supported audio products. With the recent addition of Pandora, the largest streaming music provider in the U.S., SiriusXM reaches more than 100 million people with its audio products.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the intended use of proceeds of the anticipated notes offering. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: our substantial competition, which is likely to increase over time; our ability to attract or increase the number of subscribers, which is uncertain; our ability to profitably attract and retain more price-sensitive consumers; failure to protect the security of personal information about our customers; interference to our service from wireless operations; a decline in the effectiveness of our extensive marketing efforts; consumer protection laws and their enforcement; our failure to realize benefits of acquisitions or other strategic initiatives, including the acquisition of Pandora Media, Inc.; unfavorable outcomes of pending or future litigation; the market for music rights, which is changing and subject to uncertainties; our dependence upon the auto industry; general economic conditions; existing or future government laws and regulations could harm our business; failure of our satellites would significantly damage our business; the interruption or failure of our information technology and communications systems; rapid technological and industry changes; failure of third parties to perform; our failure to comply with FCC requirements; modifications to our business plan; our indebtedness; damage to our studios, networks or other three facilities as a result of terrorism or natural catastrophes; our principal stockholder has significant influence over our affairs and over actions requiring stockholder approval and its interests may differ from interests of other holders of our common stock; impairment of our business by third-party intellectual property rights; and changes to our dividend policies which could occur at any time. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, in each case, as filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov ). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Source: SiriusXM

Media contacts for SiriusXM:

Hooper Stevens, Hooper.Stevens@SiriusXM.com